Exhibit 99.1

November 7, 2024

QuidelOrtho Reports Third Quarter 2024 Financial Results
― Company reinstates 2024 financial guidance ―
― Drives cost-savings and growth initiatives ―
― Strengthens leadership team and aligns organization for improved effectiveness ―

Third Quarter 2024 Results and Recent Developments
(all comparisons are to the prior year period)

•Reported revenue was $727 million
◦Recurring revenue1 was $598 million as reported with no significant change in constant currency, excluding COVID-19 and U.S. Donor Screening revenue
◦Labs revenue grew 4% as reported and 5% in constant currency
•GAAP operating expenses2 of $242 million decreased by $13 million; non-GAAP operating expenses of $232 million decreased by $17 million, reflecting ongoing implementation of cost efficiencies
•GAAP net loss margin was (3%); GAAP operating margin was 2%; adjusted EBITDA margin was 23.5%, an increase of 80 basis points
•GAAP net cash provided by operating activities was $118 million; adjusted free cash flow was $120 million
•Strengthened leadership team with the addition of a new Chief Technology Officer and Chief Human Resources Officer

SAN DIEGO, CA November 7, 2024 — QuidelOrtho Corporation (Nasdaq: QDEL) (the “Company” or “QuidelOrtho”), a global provider of innovative in-vitro diagnostic technologies designed for point-of-care settings, clinical labs, and transfusion medicine, today announced financial results for the third quarter ended September 29, 2024.

“We delivered solid third quarter results, giving us confidence that our strategic priorities and focus on our customers, business growth and margin improvement are gaining traction,” said Brian J. Blaser, President and Chief Executive Officer, QuidelOrtho. “We remain focused on our top business-critical priorities, including delivering on our customer commitments with the highest levels of quality and compliance, as well as executing on company-wide cost-savings and business efficiency initiatives. Further, we continue to reinforce the strength of our leadership team with key talent hires, while also aligning our organization to be more agile, reducing complexity and increasing customer focus.”

Third Quarter 2024

The Company reported total revenue for the third quarter of 2024 of $727 million, compared to $744 million in the prior year period. The decrease in total revenue was primarily due to higher COVID-19 and influenza revenue in the prior year period. Foreign currency translation impacted the Company’s Labs business by 100 basis points but did not significantly impact the Company’s overall third quarter 2024 revenue.

GAAP diluted loss per share for the third quarter of 2024 was ($0.30), compared to diluted loss per share of ($0.19) in the prior year period. GAAP net loss for the third quarter of 2024 was $20 million, compared to $13 million in the prior year period. GAAP operating income for the third quarter of 2024 was $15 million, compared to an operating income of $26 million in the prior year period, and GAAP operating margin was 2%, compared to 4% in the prior year period. Third quarter 2024 results included $37 million in integration-related charges.

1 Recurring revenue, a non-GAAP measure, means revenues from sales of our assays, reagents, consumables and services, and excludes instruments. See “Non-GAAP Financial Measures” for an explanation of our non-GAAP financial measures.
2 Operating expenses includes Selling, Marketing and Administrative and Research and Development expenses.

Adjusted diluted earnings per share (“EPS”) for the third quarter of 2024 was $0.85, compared to adjusted diluted EPS of $0.90 in the prior year period. Adjusted EBITDA for the third quarter of 2024 was $171 million, compared to $169 million in the prior year period. Adjusted EBITDA margin for the third quarter of 2024 was 23.5%, compared to 22.7% in the prior year period.

Full-year 2024 Financial Guidance

The Company reinstated its full year 2024 financial guidance as of November 7, 2024, as follows:

Total revenues (reported)	$2.75 - $2.80 billion
Adjusted EBITDA	$530 – $550 million
Adjusted EBITDA margin	19.3% - 19.6%
Adjusted diluted EPS	$1.69 - $1.91
Please see the Third Quarter 2024 Financial Results presentation on the “Investor Relations” page of the Company’s website for the assumptions on which the Company’s 2024 financial guidance is based.

Joseph Busky, Chief Financial Officer of QuidelOrtho remarked, “Our decision to reinstate our full year financial guidance reflects our solid performance in the first nine months of the year, and more importantly, increased visibility into the impact of our cost-savings initiatives. This 2024 financial guidance is in line with the commentary we shared earlier this year. Looking forward, the cost-savings initiatives support our previously announced plan to achieve $100 million in annualized cost-savings and position us to realize incremental cost-savings in the future.”

A reconciliation of forward-looking non-GAAP measures, including adjusted EBITDA, adjusted EBITDA margin and adjusted diluted EPS, to the most directly comparable GAAP measures is not provided because comparable GAAP measures for such measures are not reasonably accessible or reliable due to the inherent difficulty in forecasting and quantifying measures that would be necessary for such reconciliation. We are not, without unreasonable effort, able to reliably predict the impact of impairment charges and related tax benefits, employee compensation costs and other adjustments. These items are uncertain, depend on various factors and may have a material impact on our future GAAP results. In addition, the Company believes any such reconciliation would imply a degree of precision and certainty that could be confusing to investors. See "Forward-Looking Statements" and "Non-GAAP Financial Measures."

Conference Call Information

QuidelOrtho will hold a conference call beginning at 2:00 p.m. PT / 5:00 p.m. ET to discuss its financial results. Interested parties can access the call on the “Events & Presentations” section of the “Investor Relations” page of the Company’s website at https://ir.quidelortho.com. Presentation materials will also be posted to the “Events & Presentations” section of the “Investor Relations” page of the Company’s website at the time of the call. Those unable to access the webcast may join the call via phone by dialing 833-470-1428 (domestic) or +1 929-526-1599 (international) and entering Conference ID number 117739.

A replay of the conference call will be available shortly after the event on the “Investor Relations” page of the Company’s website under the “Events & Presentations” section.

QuidelOrtho is dedicated to advancing diagnostics to power a healthier future. For more information, please visit quidelortho.com and follow QuidelOrtho on LinkedIn, Facebook and X.

About QuidelOrtho Corporation

QuidelOrtho Corporation (Nasdaq: QDEL) is a world leader in in-vitro diagnostics, developing and manufacturing intelligent solutions that transform data into understanding and action for more people in more places every day.

Offering industry-leading expertise in immunoassay and molecular testing, clinical chemistry, and transfusion medicine, bringing fast, accurate and reliable diagnostics when and where they are needed – from home to hospital, lab to clinic. So that patients, clinicians and health officials can spot trends sooner, respond quicker and chart the course ahead with accuracy and confidence.

Building upon its many years of groundbreaking innovation, QuidelOrtho continues to partner with customers across the healthcare continuum and around the globe to forge a new diagnostic frontier. One where insights and solutions know no bounds, expertise seamlessly connects and a more informed path is illuminated for each of us.

Source: QuidelOrtho Corporation

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are any statement contained herein that is not strictly historical, including, but not limited to, QuidelOrtho’s commercial, integration and other strategic goals, financial guidance and other future financial condition and operating results, including results of cost-savings initiatives, and other future plans, objectives, strategies, expectations and intentions. Without limiting the foregoing, the words “may,” “will,” “would,” “should,” “might,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend,” “goal,” “project,” “strategy,” “future,” “continue” or similar words, expressions or the negative of such terms or other comparable terminology are intended to identify forward-looking statements. Such statements are based on the beliefs and expectations of QuidelOrtho’s management as of today and are subject to significant known and unknown risks and uncertainties. Actual results or outcomes may differ significantly from those set forth or implied in the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth or implied in the forward-looking statements: fluctuations in demand for QuidelOrtho’s non-respiratory and respiratory products; supply chain, production, logistics, distribution and labor disruptions and challenges; the challenges and costs of integrating, restructuring and achieving anticipated synergies as a result of the business combination of Quidel Corporation and Ortho Clinical Diagnostics Holdings plc; and other macroeconomic, geopolitical, market, business, competitive and/or regulatory factors affecting the business of QuidelOrtho generally, including those discussed in QuidelOrtho’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and subsequent reports filed with the Securities and Exchange Commission (the “Commission”), including under Part I, Item 1A, “Risk Factors” of the Form 10-K. You should not rely on forward-looking statements as predictions of future events because these statements are based on assumptions that may not come true and are speculative by their nature. All forward-looking statements are based on information currently available to QuidelOrtho and speak only as of the date hereof. QuidelOrtho undertakes no obligation to update any of the forward-looking information or time-sensitive information included in this press release, whether as a result of new information, future events, changed expectations or otherwise, except as required by law.

Non-GAAP Financial Measures

This press release contains financial measures that are considered non-GAAP financial measures under applicable rules and regulations of the Commission, including but not limited to “recurring revenue, excluding COVID-19 and U.S. Donor Screening revenue,” “constant currency, recurring revenue and revenue changes, excluding COVID-19 and U.S. Donor Screening revenue,” “constant currency, Labs revenue and revenue changes,” “non-GAAP operating expenses,” “adjusted diluted EPS,” “adjusted EBITDA,” “adjusted EBITDA margin,” “adjusted free cash flow” and other non-GAAP financial measures included in the reconciliation tables accompanying this press release. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). These non-GAAP financial measures eliminate impacts of certain non-cash, unusual or other items that the Company does not consider indicative of its ongoing operating performance, and the Company generally uses these non-GAAP financial measures to facilitate management’s financial and operational decision-making, including evaluation of the Company’s historical operating results and comparison to competitors’ operating results. The Company’s definitions of these non-GAAP measures may differ from similarly titled measures used by others. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting the Company’s business. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, management strongly encourages investors to review the Company’s consolidated financial statements and reports filed with the Commission in their entirety. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables accompanying this press release.

Investor Contact:
Juliet Cunningham
Vice President, Investor Relations
IR@quidelortho.com

Media Contact:
D. Nikki Wheeler
Senior Director, Corporate Communications
media@quidelortho.com

QuidelOrtho
Consolidated Statements of Operations
(Unaudited)
(In millions except per share data)

	Three Months Ended		Nine Months Ended
	September 29, 2024	October 1, 2023	September 29, 2024	October 1, 2023
Total revenues	$727.1	$744.0	$2,075.1	$2,255.2
Cost of sales, excluding amortization of intangibles	374.8	374.6	1,114.7	1,140.7
Selling, marketing and administrative	186.4	194.1	579.3	575.6
Research and development	55.9	61.5	171.4	185.7
Amortization of intangible assets	51.9	51.4	155.5	153.6
Integration related costs	36.8	26.5	90.3	80.4
Goodwill impairment charge	—	—	1,743.9	—
Asset impairment charge	—	2.2	56.9	3.2
Other operating expenses	6.3	7.4	23.6	17.0
Operating income (loss)	15.0	26.3	(1,860.5)	99.0
Interest expense, net	42.9	37.7	122.9	110.9
Other expense, net	0.9	4.1	7.2	8.0
Loss before income taxes	(28.8)	(15.5)	(1,990.6)	(19.9)
Benefit from income taxes	(8.9)	(2.8)	(117.0)	(2.8)
Net loss	$(19.9)	$(12.7)	$(1,873.6)	$(17.1)
Basic loss per share	$(0.30)	$(0.19)	$(27.92)	$(0.26)
Diluted loss per share	$(0.30)	$(0.19)	$(27.92)	$(0.26)
Weighted-average shares outstanding - basic	67.3	66.9	67.1	66.8
Weighted-average shares outstanding - diluted	67.3	66.9	67.1	66.8

QuidelOrtho
Condensed Consolidated Balance Sheets
(Unaudited)
(In millions)

	September 29, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$143.7	$118.9
Marketable securities	—	48.4
Accounts receivable, net	294.9	303.3
Inventories	577.0	577.8
Prepaid expenses and other current assets	344.2	262.1
Assets held for sale	52.8	—
Total current assets	1,412.6	1,310.5
Property, plant and equipment, net	1,363.9	1,443.8
Marketable securities	—	7.4
Right-of-use assets	175.3	169.6
Goodwill	770.6	2,492.0
Intangible assets, net	2,795.9	2,934.3
Deferred tax assets	25.7	25.9
Other assets	257.1	179.6
Total assets	$6,801.1	$8,563.1
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$247.2	$294.8
Accrued payroll and related expenses	113.0	84.8
Income tax payable	1.9	11.1
Current portion of borrowings	373.8	139.8
Other current liabilities	291.4	303.3
Total current liabilities	1,027.3	833.8
Operating lease liabilities	174.0	172.8
Long-term borrowings	2,176.6	2,274.8
Deferred tax liability	117.2	192.2
Other liabilities	119.3	83.6
Total liabilities	3,614.4	3,557.2
Total stockholders’ equity	3,186.7	5,005.9
Total liabilities and stockholders’ equity	$6,801.1	$8,563.1

QuidelOrtho
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In millions)

	Nine Months Ended
	September 29, 2024	October 1, 2023
Cash provided by operating activities	$19.3	$199.8
Cash used for investing activities	(112.0)	(132.5)
Cash provided by (used for) financing activities	117.7	(208.0)
Effect of exchange rates on cash	(0.5)	(3.3)
Net increase (decrease) in cash, cash equivalents and restricted cash	24.5	(144.0)
Cash, cash equivalents and restricted cash at beginning of period	119.5	293.9
Cash, cash equivalents and restricted cash at end of period	$144.0	$149.9

Reconciliation to amounts within the consolidated balance sheets:
Cash and cash equivalents	$143.7	$149.3
Restricted cash in Other assets	0.3	0.6
Cash, cash equivalents and restricted cash	$144.0	$149.9

QuidelOrtho
Reconciliation of Non-GAAP Financial Information - Adjusted Net Income
(In millions, except per share data; unaudited)

	Three Months Ended				Nine Months Ended
	September 29, 2024	Diluted EPS	October 1, 2023	Diluted EPS	September 29, 2024	Diluted EPS	October 1, 2023	Diluted EPS
Net loss	$(19.9)	$(0.30)	$(12.7)	$(0.19)	$(1,873.6)	$(27.92)	$(17.1)	$(0.26)
Adjustments:
Amortization of intangibles	51.9		51.4		155.5		153.6
Integration related costs	36.8		26.5		90.3		80.4
Goodwill impairment charge	—		—		1,743.9		—
Asset impairment charge	—		2.2		56.9		3.2
Incremental depreciation on PP&E fair value adjustment	8.6		8.2		26.8		25.3
Amortization of deferred cloud computing implementation costs	4.7		2.8		10.6		5.9
EU medical device regulation transition costs	0.4		0.4		1.5		1.9
Loss on investments	—		1.0		—		1.2
Employee compensation charges	—		—		5.6		—
Credit Agreement amendment fees	—		—		4.0		—
Non-cash interest expense for deferred consideration	—		—		—		0.7
Other adjustments	1.6		1.1		3.4		2.6
Income tax impact of adjustments	(23.4)		(20.2)		(136.0)		(57.5)
Discrete tax items	(3.3)		—		(6.5)		(1.1)
Adjusted net income	$57.4	$0.85	$60.7	$0.90	$82.4	$1.22	$199.1	$2.96
Weighted-average shares outstanding - diluted		67.5		67.3		67.4		67.3

QuidelOrtho
Reconciliation of Non-GAAP Financial Information - Non-GAAP Operating Expenses
(In millions, unaudited)

	Three Months Ended September 29, 2024			Three Months Ended October 1, 2023
	GAAP	Adjustments(a)	Non-GAAP	GAAP	Adjustments(a)	Non-GAAP
Selling, marketing and administrative	$186.4	$(9.5)	$176.9	$194.1	$(5.9)	$188.2
Research and development	55.9	(0.7)	55.2	61.5	(0.3)	61.2
Operating expenses	$242.3	$(10.2)	$232.1	$255.6	$(6.2)	$249.4

(a) Includes the following non-GAAP adjustments: incremental depreciation on PP&E fair value adjustment, amortization of deferred cloud computing implementation costs, EU medical device regulation transition costs and other adjustments.

QuidelOrtho
Reconciliation of Non-GAAP Financial Information - Adjusted EBITDA
(In millions, unaudited)

	Three Months Ended		Nine Months Ended
	September 29, 2024	October 1, 2023	September 29, 2024	October 1, 2023
Net loss	$(19.9)	$(12.7)	$(1,873.6)	$(17.1)
Depreciation and amortization	113.1	113.1	344.1	341.8
Interest expense, net	42.9	37.7	122.9	110.9
Benefit from income taxes	(8.9)	(2.8)	(117.0)	(2.8)
Integration related costs	36.8	26.5	90.3	80.4
Goodwill impairment charge	—	—	1,743.9	—
Asset impairment charge	—	2.2	56.9	3.2
Amortization of deferred cloud computing implementation costs	4.7	2.8	10.6	5.9
EU medical device regulation transition costs	0.4	0.4	1.5	1.9
Loss on investments	—	1.0	—	1.2
Employee compensation charges	—	—	5.6	—
Credit Agreement amendment fees	—	—	4.0	—
Tax indemnification income	—	(0.1)	—	(0.2)
Other adjustments	1.6	1.1	3.4	2.6
Adjusted EBITDA	$170.7	$169.2	$392.6	$527.8

Total revenues	$727.1	$744.0	$2,075.1	$2,255.2
Adjusted EBITDA margin	23.5%	22.7%	18.9%	23.4%

QuidelOrtho
Revenues by Business Unit and Region
(In millions, unaudited)

	Three Months Ended
	September 29, 2024	October 1, 2023	% Change	Currency Impact	Constant Currency (a)
Respiratory revenues	$165.4	$185.4	(10.8)%	—%	(10.8)%
Non-Respiratory revenues	561.7	558.6	0.6%	(0.6)%	1.2%
Total revenues	$727.1	$744.0	(2.3)%	(0.5)%	(1.8)%

	Three Months Ended
	September 29, 2024	October 1, 2023	% Change	Currency Impact	Constant Currency (a)	Less: COVID-19 revenue impact	Constant Currency (a) ex COVID-19 Revenue
Labs	$355.9	$341.4	4.2%	(1.0)%	5.2%	(0.2)%	5.4%
Immunohematology	132.0	128.9	2.4%	(0.7)%	3.1%	—%	3.1%
Donor Screening	28.0	35.0	(20.0)%	—%	(20.0)%	—%	(20.0)%
Point of Care	205.6	233.1	(11.8)%	0.1%	(11.9)%	0.3%	(12.2)%
Molecular Diagnostics	5.6	5.6	—%	0.6%	(0.6)%	(7.8)%	7.2%
Total revenues	$727.1	$744.0	(2.3)%	(0.5)%	(1.8)%	(1.3)%	(0.5)%

	Three Months Ended
	September 29, 2024	October 1, 2023	% Change	Currency Impact	Constant Currency (a)	Less: COVID-19 revenue impact	Constant Currency (a) ex COVID-19 Revenue
North America	$436.2	$465.2	(6.2)%	0.3%	(6.5)%	(1.0)%	(5.5)%
EMEA	84.0	74.5	12.8%	1.0%	11.8%	(0.4)%	12.2%
China	80.4	81.1	(0.9)%	0.3%	(1.2)%	—%	(1.2)%
Other	126.5	123.2	2.7%	(5.3)%	8.0%	(0.6)%	8.6%
Total revenues	$727.1	$744.0	(2.3)%	(0.5)%	(1.8)%	(1.3)%	(0.5)%
(a) The term “constant currency” means we have translated local currency revenues for all reporting periods to U.S. dollars using currency exchange rates held constant for each period. This additional non-GAAP financial information is not meant to be considered in isolation from or as a substitute for financial information prepared in accordance with GAAP.

	Nine Months Ended
	September 29, 2024	October 1, 2023	% Change	Currency Impact	Constant Currency (a)
Respiratory revenues	$360.7	$540.0	(33.2)%	—%	(33.2)%
Non-Respiratory revenues	1,714.4	1,715.2	—%	(0.9)%	0.9%
Total revenues (b)	$2,075.1	$2,255.2	(8.0)%	(0.6)%	(7.4)%

	Nine Months Ended
	September 29, 2024	October 1, 2023	% Change	Currency Impact	Constant Currency (a)	Less: COVID-19 revenue impact	Constant Currency (a) ex COVID-19 Revenue
Labs (b)	$1,067.0	$1,073.5	(0.6)%	(0.9)%	0.3%	(0.5)%	0.8%
Immunohematology	385.9	380.1	1.5%	(1.5)%	3.0%	—%	3.0%
Donor Screening	95.7	103.0	(7.1)%	—%	(7.1)%	—%	(7.1)%
Point of Care	509.3	675.4	(24.6)%	—%	(24.6)%	(35.2)%	10.6%
Molecular Diagnostics	17.2	23.2	(25.9)%	0.1%	(26.0)%	(29.5)%	3.5%
Total revenues (b)	$2,075.1	$2,255.2	(8.0)%	(0.6)%	(7.4)%	(10.0)%	2.6%

	Nine Months Ended
	September 29, 2024	October 1, 2023	% Change	Currency Impact	Constant Currency (a)	Less: COVID-19 revenue impact	Constant Currency (a) ex COVID-19 Revenue
North America	$1,220.2	$1,426.8	(14.5)%	—%	(14.5)%	(14.8)%	0.3%
EMEA	249.9	236.4	5.7%	0.3%	5.4%	(1.0)%	6.4%
China	238.1	233.0	2.2%	(2.4)%	4.6%	—%	4.6%
Other	366.9	359.0	2.2%	(3.4)%	5.6%	(0.2)%	5.8%
Total revenues (b)	$2,075.1	$2,255.2	(8.0)%	(0.6)%	(7.4)%	(10.0)%	2.6%

(a) The term “constant currency” means we have translated local currency revenues for all reporting periods to U.S. dollars using currency exchange rates held constant for each period. This additional non-GAAP financial information is not meant to be considered in isolation from or as substitute for financial information prepared in accordance with GAAP.
(b) The nine months ended October 1, 2023 includes an approximate $19 million settlement award from a third party related to one of the Company’s collaboration agreements.

QuidelOrtho
Reconciliation of Non-GAAP Financial Information - Recurring Revenue
(In millions, unaudited)

	Three Months Ended
	September 29, 2024	October 1, 2023	% Change	Currency Impact	Constant Currency (a)
Total revenues	$727.1	$744.0	(2.3)%	(0.5)%	(1.8)%
COVID-19 revenue	(72.3)	(82.2)
Instrument revenue	(30.1)	(33.8)
U.S. Donor Screening revenue	(26.8)	(32.3)
Total recurring revenue(b), ex-COVID-19 and U.S. Donor Screening revenue	$597.9	$595.7	0.4%	(0.5)%	0.9%

	Nine Months Ended
	September 29, 2024	October 1, 2023	% Change	Currency Impact	Constant Currency (a)
Total revenues	$2,075.1	$2,255.2	(8.0)%	(0.6)%	(7.4)%
COVID-19 revenue	(141.4)	(354.2)
Instrument revenue	(105.9)	(114.7)
U.S. Donor Screening revenue	(92.2)	(97.5)
One-time third-party settlement	—	(19.2)
Total recurring revenue(b), ex-COVID-19, U.S. Donor Screening revenue, and one-time third-party settlement	$1,735.6	$1,669.6	4.0%	(0.9)%	4.9%

(a) The term “constant currency” means we have translated local currency revenues for all reporting periods to U.S. dollars using currency exchange rates held constant for each period. This additional non-GAAP financial information is not meant to be considered in isolation from or as a substitute for financial information prepared in accordance with GAAP.
(b) Recurring revenue, a non-GAAP measure, means revenues from sales of our assays, reagents, consumables and services, and excludes instruments. See “Non-GAAP Financial Measures” for an explanation of our non-GAAP financial measures.

QuidelOrtho
Reconciliation of Non-GAAP Financial Information - Adjusted Free Cash Flow
(In millions, unaudited)

Three Months Ended
September 29, 2024
Net cash provided by operating activities	$117.9
Adjustments:
Capital expenditures (including investments)	(46.5)
Less: Payments for investments	(0.6)
Capital expenditures	(45.9)
Other payments (a)	47.8
Adjusted free cash flow (b)	$119.8

(a) For the three months ended September 29, 2024, other payments include $25.7 million related to acquisition, integration and other costs, $20.3 million of integration-related cloud computing implementation costs and $1.8 million of other integration-related capital expenditures.
(b) Adjusted free cash flow does not represent the residual cash flow available for discretionary expenditures. For example, adjusted free cash flow does not incorporate the portion of payments representing principal reductions of debt or cash payments for business acquisitions. Therefore, we believe it is important to view free cash flow only as a complement to our Condensed Consolidated Statements of Cash Flows.